SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2010

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2010, priceline.com Incorporated (the “Company”) granted certain of its employees, including the executive officers set forth below, performance share units under the priceline.com 1999 Omnibus Plan, as amended, a stockholder approved plan (the “Plan”):

Jeffery H. Boyd, President and Chief Executive Officer	12,404
Robert J. Mylod, Jr., Vice Chairman and Head of Worldwide Strategy & Planning	12,192
Kees Koolen, President and Chief Executive Officer of priceline.com International Limited	12,096
Peter J. Millones, Executive Vice President, General Counsel	5,089
Christopher L. Soder, President, North American Travel	5,089

The performance share units are payable in shares of the Company’s common stock. The performance share units granted to Messrs. Boyd, Mylod and Millones will vest upon the attainment of certain performance targets by the Company’s consolidated operations during the period commencing on January 1, 2010 and ending on December 31, 2012 (the “Performance Period”).  The performance share units granted to Mr. Soder will vest upon the attainment of certain performance targets by the Company’s unconsolidated domestic operations during the Performance Period.  The performance share units granted to Mr. Koolen will vest upon the attainment of certain performance targets by Booking.com B.V.

Subject to certain exceptions for terminations related to a change in control and terminations other than for “cause,” for “good reason” or on account of death or disability, the executive officers must continue their service through March 1, 2013 in order to receive any shares of the Company’s common stock.  This summary of the terms of the grants is qualified in its entirety by the forms of performance share unit agreement attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, each of which is hereby incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1+*                      Form of Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of the Company’s consolidated operations.

Exhibit 10.2+*                      Form of Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of the Company’s consolidated operations.

Exhibit 10.3+*                      Form of Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of the Company’s domestic operations on an unconsolidated basis.

Exhibit 10.4+*                      Form of Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of Booking.com B.V.

+  Indicates a management contract or compensatory plan or arrangement.

* Portions of this document have been omitted pursuant to a confidential treatment request filed with the Securities and Exchange Commission (the “Commission”) under Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The omitted confidential material has been filed separately with the Commission. The location of the confidential information is indicated in the exhibit with brackets and asterisks ([***]).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
Daniel J. Finnegan
Chief Financial Officer

Dated:  March 10, 2010

Exhibits

Exhibit 10.1+*                      Form of Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of the Company’s consolidated operations.

Exhibit 10.2+*                      Form of Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of the Company’s consolidated operations.

Exhibit 10.3+*                      Form of Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of the Company’s domestic operations on an unconsolidated basis.

Exhibit 10.4+*                      Form of Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of Booking.com B.V.

+  Indicates a management contract or compensatory plan or arrangement.

* Portions of this document have been omitted pursuant to a confidential treatment request filed with the Commission under Rule 24b-2 under the Exchange Act.  The omitted confidential material has been filed separately with the Commission. The location of the confidential information is indicated in the exhibit with brackets and asterisks ([***]).